AMENDED AND RESTATED BY-LAWS
OF
HELMERICH & PAYNE, INC.

    i

    ii

BY-LAWS
OF
HELMERICH & PAYNE, INC.
(hereinafter called the “Corporation”)
ARTICLE I
OFFICES
Section 1.Registered Office.  The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware, and the name of the registered agent shall be The Corporation Trust Company.
Section 2.Other Offices.  The Corporation may also have offices at Tulsa, Oklahoma, and at such other places as the Board of Directors may from time to time determine or the business of the Corporation may require.
ARTICLE II

STOCKHOLDERS’ MEETINGS
Section 1.Place of Meetings.  Meetings of the stockholders for the election of members of the Board of Directors of the Corporation (each a “Director,” and collectively, the “Directors”) or for any other purpose shall be held at such time and place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors.  Notwithstanding the above, the Board of Directors may, in its sole discretion, determine that a meeting of the stockholders shall not be held at any place, but may instead be held solely by means of remote communication in the manner authorized by the General Corporation Law of the State of Delaware (as the same exists or may hereafter be amended from time to time, the “DGCL”).
Section 2.Annual Meetings.  The annual meeting of stockholders for the election of Directors and any other business that may properly be brought before the meeting shall be held on such date and time as shall be designated from time to time by the Board of Directors.
Section 3.Special Meetings.  Unless otherwise required by law or by the certificate of incorporation of the Corporation, as amended and restated from time to time (the “Certificate of Incorporation”), special meetings of the stockholders, for any purpose or purposes, may be called by the Chief Executive Officer or President (if separate) and shall be called by the Chief Executive Officer, President (if separate) or Secretary at the request in writing of a majority of the Board of Directors.  Such request shall state the purpose or purposes of the proposed meeting.  At a special meeting of stockholders, only such business shall be conducted as shall be specified in the notice of the meeting (or any supplement thereto).
Section 4.Notice.

(a)Whenever stockholders are required or permitted to take action at a meeting, a notice of the meeting shall be given, which shall state the place, if any, date and time of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at such meeting, if such date is different from the record date for determining stockholders entitled to notice of such meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called.  Unless otherwise required by law, notice of any meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to notice of and to vote at such meeting as of the record date for determining stockholders entitled to notice of such meeting.
(b)Except as otherwise required by law, notice may be given in writing directed to a stockholder’s mailing address as it appears on the records of the Corporation and shall be given: (i) if mailed, when notice is deposited in the U.S. mail, postage prepaid; and (ii) if delivered by courier service, the earlier of when the notice is received or left at such stockholder’s address.
(c)So long as the Corporation is subject to the U.S. Securities and Exchange Commission’s (the “Commission”) proxy rules set forth in Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), notice shall be given in the manner required by such rules. To the extent permitted by such rules, notice may be given by electronic transmission directed to the stockholder’s electronic mail address, and if so given, shall be given when directed to such stockholder’s electronic mail address unless the stockholder has notified the Corporation in writing or by electronic transmission of an objection to receiving notice by electronic mail or such notice is prohibited by Section 232(e) of the DGCL. If notice is given by electronic mail, such notice shall comply with the applicable provisions of Sections 232(a) and 232(d) of the DGCL.
(d)Notice may be given by other forms of electronic transmission with the consent of a stockholder in the manner permitted by Section 232(b) of the DGCL and shall be deemed given as provided therein.
(e)An affidavit that notice has been given, executed by the Secretary, Assistant Secretary or any transfer agent or other agent of the Corporation, shall be prima facie evidence of the facts stated in the notice in the absence of fraud. Notice shall be deemed to have been given to all stockholders who share an address if notice is given in accordance with the “householding” rules set forth in Rule 14a 3(e) under the Exchange Act and Section 233 of the DGCL.
Section 5.Adjournments and Postponements.  Any meeting of the stockholders may be adjourned or postponed for any or no reason (and may be recessed if a quorum is not present or represented) from time to time by the chair of such meeting or by the Board of Directors, without the need for approval thereof by stockholders to reconvene or convene, respectively at the same or some other place. Notice need not be given of any such adjourned meeting (including an adjournment taken to address a technical failure to convene or continue a meeting using remote communication), if the time and place, if any, thereof and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting are (i) announced at the meeting at which the adjournment is taken; (ii) displayed, during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxyholders to participate in the meeting by means of remote communication; or (iii) set forth in the notice of meeting given in accordance with Section 4 of this Article II.  At the adjourned or postponed meeting at which a quorum shall be present, or represented, the Corporation may transact any business which might have been transacted at the original meeting.  If the adjournment is for more than thirty (30) days, or if after the adjournment or postponement a new record date is fixed for the adjourned or postponed meeting, notice of the adjourned meeting in accordance with the requirements of Section 4 of this Article II shall be given to each stockholder of record entitled to notice of and to vote at the meeting. If, after the adjournment or postponement, a new record date for stockholders entitled to vote is fixed for the adjourned or postponed meeting, the Board of Directors shall fix a new record date for notice of such adjourned or postponed meeting in accordance with Section 11 of this Article II, and shall give notice of the adjourned or postponed meeting to each stockholder of record entitled to vote at such adjourned or postponed meeting as of the record date fixed for notice of such adjourned or postponed meeting.
Section 6.Quorum.  Except as otherwise provided by law, the Certificate of Incorporation or these By-laws, the holders of a majority of the Corporation’s capital stock issued and outstanding, and entitled to vote thereat, present in person, by means of remote communications, if any, or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business; provided, however, that where a separate vote by a class or series or classes or series is required, the holders of a majority of the voting power of the stock of such class or series or classes or series outstanding and entitled to vote on that matter, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to such matter.  A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum.  If, however, such quorum shall not be present or represented at any meeting of the stockholders, the chair of the meeting, or the holders of a majority of the voting power of the stock present in person, by means of remote communications, if any, or by proxy, and entitled to vote thereon, shall have power to adjourn the meeting from time to time, in the manner provided in Section 5 of this Article II, until a quorum shall be present or represented.
Section 7.Voting.
(a)Unless provided by law, the Certificate of Incorporation or these By-Laws, or permitted by the rules and regulations of any securities exchange or quotation system on which the securities of the Corporation are listed or quoted for trading, the authorization of any action or the transaction of any business at any meeting of the stockholders at which a quorum is present (other than the election of Directors which shall be decided as provided in Section 7(b) of this Article II) shall be decided by the affirmative vote of the majority of shares present in person or represented by proxy and entitled to vote thereat.  Unless otherwise provided in the Certificate of Incorporation, and subject to Section 10 of this Article II, each stockholder represented at a meeting of the stockholders shall be entitled to cast one (1) vote for each share of capital stock having voting power and entitled to vote thereat.  Such votes may be cast in person or by proxy as provided in Section 8 of this Article II.  The Board of Directors, in its discretion, or such other person designated, in accordance with Section 13 of this Article II, to preside at a meeting of the stockholders, in such individual’s discretion, may require that any votes cast at such meeting shall be cast by written ballot.
(b)Except as provided in Article III, Section 6, each Director shall be elected by the vote of the majority of votes cast with respect to the Director at any meeting of the stockholders at which a quorum is present; provided, however, that if as of a date that is fourteen (14) days in advance of the date the Corporation files its definitive proxy statement (regardless of whether or not thereafter revised or supplemented) with the Commission the number of nominees or proposed nominees exceeds the number of Directors to be elected, the Directors shall be elected by the affirmative vote of a plurality of the shares present in person or represented by proxy at any such meeting and entitled to vote on the election of Directors.  For purposes of this Section 7(b), a majority of the votes cast means that the number of shares voted “for” a Director must exceed the number of shares voted “against” that Director.
Section 8.Proxies.  At any meeting of the stockholders, each stockholder entitled to vote may authorize another person or persons to act for such stockholder as proxy, but no such proxy shall be voted upon after three years from its date, unless such proxy provides for a longer period.  Without limiting the manner in which a stockholder may authorize another person or persons to act for such stockholder as proxy, the following shall constitute a valid means by which a stockholder may grant such authority:
(i)A stockholder may execute a document authorizing another person or persons to act for such stockholder as proxy.  Execution may be accomplished in the manner permitted by the DGCL by the stockholder or such stockholder’s authorized officer, Director, employee or agent.
(ii)A stockholder may authorize another person or persons to act for such stockholder as proxy by transmitting or authorizing the transmission of an electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such electronic transmission, provided that any such means of electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder.  If it is determined that such electronic transmissions are valid, the inspectors or, if there are no inspectors, such other persons making that determination shall specify the information on which they relied.
Any copy, facsimile telecommunication or other reliable reproduction of the document (including any electronic transmission) authorizing another person or persons to act as proxy for a stockholder may be substituted or used in lieu of the original document for any and all purposes for which the original document could be used; provided, however, that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original document or transmission.
Section 9.List of Stockholders Entitled to Vote.  A complete list of stockholders entitled to vote at a meeting of stockholders, arranged in alphabetical order, showing the address of and the number of shares registered in the name of each stockholder, shall be prepared by the Secretary and shall be open to examination of any stockholder for any purpose germane to the meeting for ten (10) days ending on the day before the meeting date; provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth (10th) day before the meeting date. Such list shall be accessible (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation.  The Corporation shall not be required to include electronic mail addresses or other electronic contact information on such list. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation.
Section 10.Determination of Record Date.
(a)In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of the stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting.  If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of the stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.  A determination of stockholders of record entitled to notice of or to vote at a meeting of the stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.
(b)In order that the Corporation may determine the stockholders entitled to express consent to corporate action in writing without a meeting, the Board of Directors shall fix a record in accordance with the procedures of this Section 10(b).  Any stockholder seeking to have the stockholders authorize or take corporate action by written consent without a meeting shall, by written notice to the Secretary, request the Board of Directors to fix a record date.  Within ten (10) days after receiving such a notice, the Board of Directors shall fix as a record date for such proposed action by written consent such date as the Board shall consider appropriate in the circumstances. If no record date has been fixed by the Board of Directors pursuant to the first sentence of this paragraph or otherwise within 10 days after the date upon which such request is received, the record date for determining stockholders entitled to express consent to corporate action without a meeting, when no prior action of the Board of Directors is required by law, shall be the first date after the expiration of such 10 day time period following the date on which a signed consent setting forth the action taken or proposed to be taken was delivered to the Corporation in accordance with Section 14 of this Article II. If no record date has been fixed by the Board of Directors pursuant to the first sentence of this paragraph, the record date for determining stockholders entitled to express consent to corporate action without a meeting, if prior action by the Board of Directors is required by law, shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.
Section 11.Nature of Business at Meetings of Stockholders; Director Nominations.
(a)Only such business (other than nominations of persons for election to the Board of Directors, which may only be made in accordance with Section 11(b) of this Article II) may be transacted at an annual meeting of stockholders as is either (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (ii) otherwise properly brought before the stockholder meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof), or (iii) otherwise properly brought before the meeting by any stockholder of the Corporation (A) who is a stockholder of record on the date of the giving of the notice provided for in this Section 11 and on the record date for the determination of stockholders entitled to notice of and to vote at such annual meeting and (B) who complies with the procedures set forth in this Section 11. For the avoidance of doubt, the foregoing clause (iii) shall be the exclusive means for a stockholder to propose other business at an annual meeting of stockholders (other than a proposal included in the Corporation’s proxy statement pursuant to and in compliance with Rule 14a 8 under the Exchange Act).
(b)Only persons who are nominated in accordance with the following procedures shall be eligible for election as Directors of the Corporation, except as may be otherwise provided in the Certificate of Incorporation with respect to the right of holders of preferred stock of the Corporation to nominate and elect a specified number of Directors in certain circumstances. Nominations of persons for election to the Board of Directors may be made at any annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of electing Directors, provided that the Board of Directors has determined that one or more Directors are to be elected at such special meeting, only (i) by or at the direction of the Board of Directors (or any duly authorized committee thereof), (ii) by any stockholder of the Corporation (A) who is a stockholder of record on the date of the giving of the notice provided for in this Section 11 and on the record date for the determination of stockholders entitled to notice of and to vote at such annual meeting and (B) who complies with the procedures set forth in this Section 11, or (iii) in the case of an annual meeting, by any Eligible Stockholder (as defined in Section 16(d) of this Article II) who complies with the procedures set forth in Section 16 of this Article II. For the avoidance of doubt, the foregoing clauses (ii) and (iii) shall be the exclusive means for a stockholder to make nominations at an annual meeting of stockholders. The number of nominees a stockholder may nominate for election at an annual or special meeting (or in the case of a stockholder giving the notice on behalf of a beneficial owner, the number of nominees a stockholder may nominate for election at such meeting on behalf of the beneficial owner) shall not exceed the number of Directors to be elected at such meeting.
(c)Without limiting any other requirements imposed by law, the Certificate of Incorporation or these By-laws, any nomination for election to the Board of Directors or other proposal to be presented by any stockholder at a stockholder meeting pursuant to clause (ii) of Section 11(b) or clause (iii) of Section 11(a) of this Article II will be properly presented only if such stockholder has given timely written notice of such stockholder’s intent to make such nomination or proposal in proper form to the Secretary and, in the case of business other than nominations, such business must be a proper subject for stockholder action. To be timely, such notice must be delivered or mailed to the principle executive office of the Corporation and received by the Secretary (i) in the case of an annual meeting, not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or not later than the close of business on the tenth (10th) day following the day on which the public announcement of the date of the annual meeting was made; and (ii) in the case of a special meeting of stockholders called for the purpose of electing Directors, not earlier than the close of business on the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or not later than the close of business on the tenth (10th) day following the day on which the public announcement of the date of the special meeting was made. In no event shall the adjournment or postponement of an annual or special meeting, or the public announcement of such an adjournment or postponement, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.
(d)To be in proper form, such notice by the stockholder to the Corporation must set forth or be accompanied by the following (as applicable): (i) as to the stockholder giving the notice, and any beneficial owner on whose behalf the nomination or proposal is made, and if such stockholder or beneficial owner is an entity, as to each individual who is a Director, executive officer, general partner or managing member of such entity or of any other entity that has or shares control of such entity (any such individual or entity, a “related person”) (A) the name and address of such stockholder, as they appear on the Corporation’s books, and the name and address of such beneficial owner, (B) (1) the class or series and number of all shares of stock of the Corporation that are owned (x) beneficially by such stockholder and beneficial owner, if any, and any related person and (y) of record by such stockholder or such beneficial owner, if any, as of the date of the notice, (2) the name of each nominee holder of all shares of stock of the Corporation owned beneficially but not of record by such person or any affiliates and related persons of such stockholder or such beneficial owner, if any, (3) a description (which description shall include, in addition to all other information, information identifying all parties thereto) of any agreement, arrangement or understanding (including, without limitation, any swap, option, warrant, forward contract, contract of sale or other derivative or similar agreement or short interests, hedges, pledges, options, profit interests, voting rights, dividend rights and/or borrowed or loaned shares), whether the instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding shares of stock of the Corporation, that has been entered into as of the date of the notice by or on behalf of such stockholder or beneficial owner, if any, and any related person thereof, with respect to stock of the Corporation, the effect or intent of which is designed to (i) mitigate loss, manage risk or benefit from changes in the share price of any class or series of the Corporation’s stock or the share price of any class of the capital stock of any principal competitor of the Corporation (as defined for the purposes of Section 8 of the Clayton Antitrust Act of 1914), (ii) produce economic benefits and risks that correspond substantially to the ownership of any securities or (iii) maintain, increase or decrease the voting power of the stockholder, beneficial owner, if any, or related person with respect to securities of the Corporation or of any principal competitor of the Corporation (the information in this clause (B), the “Ownership Information”), (C) a description of all agreements, arrangements or understandings (whether written or oral) (1) between or among such stockholder or beneficial owner, if any, and any related person, and any proposed nominee or (2) between or among such person, or any affiliates of such person, and other person or persons (naming such other person or persons) in connection with or relating to the Corporation or the nomination or proposal, (D) a description of (x) any plans or proposals which such stockholder or beneficial owner, if any, and any related person thereof may have with respect to securities of the Corporation that would be required to be disclosed pursuant to Item 4 of Exchange Act Schedule 13D and (y) any agreement, arrangement or understanding with respect to the nomination or other business between or among such stockholder or beneficial owner, if any, and any related person thereof and any other person, including, without limitation any agreements that would be required to be disclosed pursuant to Item 5 or Item 6 of Exchange Act Schedule 13D, which description shall include, in addition to all other information, information identifying all parties thereto (in the case of either clause (x) or (y), regardless of whether the requirement to file a Schedule 13D is applicable), (E) any performance-related fees (other than an asset-based fee) that such stockholder, beneficial owner, if any, and/or related person is directly or indirectly entitled to based on any increase or decrease in the value of shares of the Corporation or in any agreement, arrangement or understanding under clause (d)(i)(D) of this Section 11, (F) a representation as to whether the stockholder or beneficial owner, if any, and related person thereof or any other participant (as defined in Item 4 of Schedule 14A under the Exchange Act) will engage in a solicitation with respect to such nomination or proposal and, if so, whether such solicitation will be conducted as an exempt solicitation under Rule 14a-2(b) of the Exchange Act, the name of each participant in such solicitation and the amount of the cost of solicitation that has been and will be borne, directly or indirectly, by each participant in such solicitation and (x) in the case of a proposal of business other than nominations, whether such person or group intends to deliver, through means satisfying each of the conditions that would be applicable to the Corporation under either Exchange Act Rule 14a-16(a) or Exchange Act Rule 14a-16(n), a proxy statement and form of proxy to holders (including any beneficial owners pursuant to Rule 14b-1 and Rule 14b-2 of the Exchange Act) of at least the percentage of the Corporation's voting shares required under applicable law to carry the proposal or (y) in the case of any solicitation that is subject to Rule 14a-19 of the Exchange Act, confirming that such person or group will deliver, through means satisfying each of the conditions that would be applicable to the

Corporation under either Exchange Act Rule 14a-16(a) or Exchange Act Rule 14a-16(n), a proxy statement and form of proxy to holders (including any beneficial owners pursuant to Rule 14b-1 and Rule 14b-2 of the Exchange Act) of at least 67% of the voting power of the Corporation’s stock entitled to vote generally in the election of Directors, (G) a representation that promptly after soliciting the stockholders referred to in the representation required under clause (d)(i)(F) of this Section 11, and no later than the tenth (10th) day before such meeting of stockholders, such stockholder or beneficial owner will provide the Corporation with documents, which may take the form of a certified statement and documentation from a proxy solicitor, specifically demonstrating that the necessary steps have been taken to deliver a proxy statement and form of proxy to holders of such percentage of the Corporation’s stock, (H) a description of any material interest of such stockholder or beneficial owner, if any, and any related person in the nomination or proposal, including any anticipated benefit therefrom to such person or any affiliates of such person and (I) any equity interests in any principal competitor of the Corporation (as defined for the purposes of Section 8 of the Clayton Antitrust Act of 1914) held by or on behalf of such stockholder or beneficial owner, if any, or related person; (ii) as to each person whom the stockholder proposes to nominate for election as a Director, (A) the name, age, business address and residence address of such person, (B) the principal occupation or employment of such person, (C) the Ownership Information, (D) a written statement, not to exceed 500 words, in support of such person; (iii) as to each other matter the stockholder proposes to bring before an annual meeting of stockholders, a brief description of the proposal (including the text of any resolutions proposed for consideration, and in the event that such business includes a proposal to amend the By-Laws of the Corporation, the language of the proposed amendment), the reasons for conducting such business at the annual meeting and any substantial interest (within the meaning of Item 5 of Schedule 14A under the Exchange Act) in such business of such stockholder and the beneficial owner (within the meaning of Section 13(d) of the Exchange Act), if any, on whose behalf the proposal is made; (iv) such other information regarding the stockholder giving the notice (and each beneficial owner on whose behalf the nomination or proposal is made), each proposal and each nominee as would be required to be to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies for the election of Directors or with respect to the proposal pursuant to and in accordance with Section 14 of and Regulation 14A under the Exchange Act, and the rules and regulations promulgated thereunder; (v) a representation that the stockholder giving the notice is a holder of record of stock of the Corporation entitled to vote at such meeting and that such stockholder, or a qualified representative thereof, will appear in person at the meeting to present the nomination or other proposal specified in the notice; (vi) a written representation and agreement, which shall be signed by the person proposed to be nominated and pursuant to which such person shall represent and agree that such person (i) consents to being named as a nominee in a proxy statement and form of proxy relating to the meeting at which Directors are to be elected and to serving as a Director of the Corporation if elected, and currently intends to serve as a Director for the full term for which such person is standing for election, (ii) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity: (1) as to how the person, if elected as a Director, will act or vote on any issue or question, except as disclosed in such representation and agreement or (2) that could limit or interfere with the person’s ability to comply, if elected as a Director, with such person’s fiduciary duties under applicable law; (iii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a Director or nominee, except as disclosed in such representation and agreement and (iv) if elected as a Director, will comply with all of the Corporation’s corporate governance policies and guidelines related to conflict of interest, confidentiality, stock ownership and trading policies and guidelines and any other policies and guidelines applicable to Directors (which will be promptly provided following a request therefor), (E) a fully completed and signed questionnaire in substantially the same form required of the Corporation’s Director nominees (a “Questionnaire”) (which form will be promptly provided following a request therefor); (vii) a representation that the stockholder will notify the Corporation in writing within five (5) business days after the record date for determining the stockholders entitled to vote at the meeting, or by the opening of business on the date of the meeting (whichever is earlier), of any changes to the information required under Section 11(d), and such information when provided to the Corporation shall be current as of the record date for determining the stockholders entitled to vote at the meeting; and (viii) as an appendix, the completed and signed written representation and agreement (executed by the nominee in the form provided by the Secretary upon written request) required pursuant to Article III, Section 2.
(e)In addition to the information required or requested pursuant to Section 11(d) of this Article II or any other provision of these By-Laws, the Corporation may require any proposed nominee to furnish, and such proposed nominee shall promptly furnish following a request therefor, any other information that may reasonably be requested by the Corporation to determine whether such proposed nominee is qualified under the Certificate of Incorporation, these By-Laws, the rules or regulations of any stock exchange applicable to the Corporation, or any law or regulation applicable to the Corporation to serve as a Director and/or independent Director of the Corporation.
(f)Any person providing any information to the Corporation pursuant to this Section 11 shall further update and supplement such information, if necessary, so that all such information shall be true and correct as of the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting or special meeting, and such update and supplement shall be delivered or mailed to and received by the Secretary not later than five (5) business days following the later of the record date for the determination of stockholders entitled to notice of and to vote at the annual or special meeting and the date notice of the record date is first publicly disclosed.
(g)Notwithstanding any other provision of these By-Laws, if a stockholder has submitted notice of an intent to nominate a candidate for election or re-election as a Director pursuant to Section 11, the Questionnaire described in Section 11(d)(vi)(E) above, the notification required pursuant to Section 11(d)(vii) above and the additional information described in Section 11(e) above shall be considered timely if provided to the Corporation promptly upon request by the Corporation, but in any event within five (5) business days after such request or as otherwise required, and all information provided pursuant to this Section 11(f) shall be deemed part of the stockholder’s notice submitted pursuant to this Section 11. Notwithstanding the foregoing, if any information or communication submitted pursuant to this

Section 11 is inaccurate or incomplete in any material respect (as determined by the Board of Directors (or any authorized committee thereof)) such information shall be deemed not to have been provided in accordance with this Section 11. Upon written request of the Secretary, such stockholder shall provide, within seven (7) business days after delivery of such request (or such longer period as may be specified in such request), (i) written verification, reasonably satisfactory to the Corporation, to demonstrate the accuracy of any information submitted and (ii) a written affirmation of any information submitted as of an earlier date. If the stockholder giving notice of an intent to nominate a candidate for election fails to provide such written verification or affirmation within such period, the information as to which written verification or affirmation was requested may be deemed not to have been provided in accordance with this Section 11.
(h)Except as may be otherwise provided by law, or in the Certificate of Incorporation with respect to the right of holders of preferred stock of the Corporation to nominate and elect a specified number of Directors in certain circumstances, no person shall be eligible for election as a Director of the Corporation unless nominated in accordance with the provisions of Section 11(b) of this Article II and any applicable procedures set forth in this Section 11 or, with respect to annual meetings only, Section 16 of this Article II, and no business shall be conducted at the annual meeting of stockholders except business properly brought before the annual meeting in accordance with the provisions of Section 11(a) of this Article II and any applicable procedures set forth in this Section 11.  A stockholder (and any beneficial owner on whose behalf a nomination is made or other business is proposed, and if such stockholder or beneficial owner is an entity, any related person), shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 11, provided, however, that any references in these By-Laws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Section 11. If the Board or the chair of the meeting, in accordance with these By-Laws, determines that a nomination was not made or other business was not properly brought in accordance with such provisions and procedures (including whether a stockholder or beneficial owner provided all information and complied with all representations required under this Section 11 or complied or did not comply with the requirements of Rule 14a-19 under the Exchange Act), such nomination shall be disregarded or such business shall not be transacted, notwithstanding that votes and proxies in respect of such nomination or other business may have been received by the Corporation.  In furtherance and not by way of limitation of the foregoing provisions of this Section 11, unless otherwise required by law, or otherwise determined by the chair of the meeting or any other person designated by the Board of Directors, (A) if the stockholder does not provide the information required under this Section 11 to the Corporation within the time frames specified in these By-Laws or (B) if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or other business, any such nomination shall be disregarded or such other business shall not be transacted, notwithstanding that votes and proxies in respect of any such nomination or other business may have been received by the Corporation. For the avoidance of doubt, if any nominee or the stockholder providing notice of a nomination or other business breaches any of its agreements or representations or fails to comply with any of its obligations under this Section 11, as determined by the Board of Directors (or any duly authorized committee thereof) prior to the meeting at which such nomination or other business is to be proposed, or the chair of the meeting during such meeting, then such nomination shall be deemed not to have been made, or such business shall be deemed not to have been properly brought, in accordance with the procedures set forth in this Section 11.
(i)To be considered a qualified representative of a stockholder for purposes of these By-Laws, a person must be a duly authorized officer, manager or partner of such stockholder or authorized by a writing executed by such stockholder (or a reliable reproduction of the writing) delivered to the Corporation prior to the making of such nomination or proposal at such meeting (and in any event not fewer than five (5) business days before the meeting) stating that such person is authorized to act for such stockholder as proxy at the meeting of stockholders.
(j)For purposes of this Section 11 and Section 14 of this Article II, the “close of business” shall mean 6:00 p.m. local time at the principal executive offices of the Corporation on any calendar day, whether or not the day is a business day, and a “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the Corporation with the Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act. For purposes of clause (d)(1)(B)(1) of this Section 11, shares shall be treated as “beneficially owned” by a person if the person beneficially owns such shares, directly or indirectly, for purposes of Section 13(d) of the Exchange Act and Regulations 13D and 13G thereunder or has or shares pursuant to any agreement, arrangement or understanding (whether or not in writing): (A) the right to acquire such shares (whether such right is exercisable immediately or only after the passage of time or the fulfillment of a condition or both); (B) the right to vote such shares, alone or in concert with others; and/or (C) investment power with respect to such shares, including the power to dispose of, or to direct the disposition of, such shares.
(k)This Section 11 shall not apply to a proposal proposed to be made by a stockholder if the stockholder has notified the Corporation of his or her intention to present the proposal at an annual or special meeting only pursuant to and in compliance with Rule 14a-8 under the Exchange Act and such proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such meeting, and nothing in this Section 11 shall be deemed to affect any rights (A) of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 promulgated under the Exchange Act or (B) of the holders of any series of Preferred Stock to elect Directors pursuant to any applicable provisions of the Certificate of Incorporation.
(l)Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for the exclusive use for solicitation by the Board of Directors.
Section 12.Stock Ledger.  The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by Section 10 of this Article II or the books and records of the Corporation, or to vote in person or by proxy at any meeting of stockholders. As used herein, the stock ledger of the Corporation shall refer to one (1) or more records administered by or on behalf of the Corporation in which the names of all of the Corporation’s stockholders of record, the address and number of shares registered in the name of each such stockholder, and all issuances and transfer of stock of the Corporation are recorded in accordance with Section 224 of the DGCL.
Section 13.Conduct of Meetings.
(a)The Chair of the Board of Directors, or in his or her absence, the Chief Executive Officer (if separate and serving as a Director) or in his or her absence, the President (if separate) or another Director or officer of the Company designated by or in the manner provided by the Board of Directors shall serve as the chair of any meeting of the stockholders. The Board of Directors shall have the authority to appoint from among the Directors and officers of the Company a temporary chair to serve at any meeting of the stockholders if the individual described above is unable to do so for any reason. The Secretary, or in his or her absence, an Assistant Secretary, or in the absence of the Secretary and all Assistant Secretaries, a Director or officer whom the chair of the meeting shall appoint, shall act as secretary of the meeting and keep a record of the proceedings thereof.
(b)The date and time of the opening and the closing of the polls for each matter upon which the stockholders shall vote at a meeting of stockholders shall be announced at the meeting. The Board of Directors may adopt such rules and regulations for the conduct of any meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chair of the meeting shall have the authority to adopt and enforce such rules and regulations for the conduct of any meeting of stockholders and the safety of those in attendance as, in the judgment of the chair, are necessary, appropriate or convenient for the conduct of the meeting. Rules and regulations for the conduct of meetings of stockholders, whether adopted by the Board of Directors or by the chair of the meeting, may include, without limitation, establishing: (i) an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies, qualified representatives (including rules around who qualifies as such) and such other persons as the chair of the meeting shall permit; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; (v) limitations on the time allotted for consideration of each agenda item and for questions and comments by participants; (vi) regulations for the opening and closing of the polls for balloting and matters which are to be voted on by ballot (if any); and (vii) procedures (if any) requiring attendees to provide the Corporation advance notice of their intent to attend the meeting. Subject to any rules and regulations adopted by the Board of Directors, the chair of the meeting may convene and, for any or no reason, from time to time, adjourn and/or recess any meeting of stockholders pursuant to Section 5 of this Article II. Prior to any meeting, the Board may, and during any meeting, the chair of the meeting shall, in addition to making any other determinations that may be appropriate to the conduct of the meeting, declare that a nomination or other business was not properly brought before the meeting if the facts warrant (including if a determination is made that a nomination or other business was not made or proposed, as the case may be, in accordance with Section 11 or Section 16 of this Article II, as applicable), and if the

Board or such chair should make such determination, the chair shall so declare, and such nomination shall be disregarded or such other business shall not be transacted. If disorder should arise which prevents continuation of the legitimate business of the meeting, the chair may quit the chair and announce the adjournment of the meeting; and upon his or her doing so, the meeting is immediately adjourned.  The chair may ask or require that anyone not a bona fide stockholder or proxy leave the meeting.  A resolution or motion shall be considered for vote only if all requirements under law, the Certificate of Incorporation, these By-Laws or otherwise for consideration of such a resolution or motion have been duly satisfied as determined by the Board (if presented prior to the meeting) and the chair (if presented during the meeting).
(c)The Board of Directors may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication in accordance with Section 211(a)(2) of the DGCL. If authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communication: (a) participate in a meeting of stockholders; and (b) be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication, provided that: (i) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder; (ii) the Corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings; and (iii) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.
Section 14.Inspectors of Election. In advance of any meeting of the stockholders, the Board of Directors, by resolution, the Chair of the Board of Directors, the Chief Executive Officer or President (if separate), the Secretary or the Assistant Secretary shall appoint one or more inspectors to act at the meeting and make a written report thereof. One or more other persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of the stockholders, the chair of the meeting shall appoint one or more inspectors to act at the meeting. Unless otherwise required by applicable law, inspectors may be officers, employees or agents of the Corporation. Each inspector, before entering upon the discharge of the duties of inspector, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector’s ability. The inspector shall have the duties prescribed by law and shall take charge of the polls and, when the vote is completed, shall execute and deliver to the Corporation a certificate of the result of the vote taken and of such other facts as may be required by applicable law.
Section 15.Consent of Stockholders in Lieu of Meeting. Whenever the vote of stockholders at a meeting thereof is required or permitted to be taken in connection with any corporate action, the meeting and vote of stockholders may be dispensed with in accordance with the Certificate of Incorporation to the extent permitted by law, if the stockholders who would have been entitled to vote upon the action if such meeting were held shall consent in writing to such corporate action being taken and such written consents are delivered to the Corporation in accordance with Section 228(d) of the DGCL; provided, however, that the Corporation has not designated, and shall not designate, any information processing system for receiving such consents.  A minute of any such corporate action consented to in writing by the stockholders shall be inserted in the records of the Corporation as of the date such action was taken.  The minute shall state that such action was taken in lieu of an annual or a special meeting or other action required to be taken by the stockholders, and the written consent of such stockholders shall either appear at the foot of such minute or be filed with the records of the Corporation with such minute.  Any stockholder seeking to have the stockholders authorize or take corporate action by written consent without a meeting shall request a record date in accordance with Section 10(b) hereof. No consent shall be effective to take the corporate action referred to therein unless consents signed by a sufficient number of holders to take action are delivered to the Corporation in accordance with this Section 15 within sixty (60) days of the first date on which a consent is so delivered to the Corporation. Any person executing a consent may provide, whether through instruction to an agent or otherwise, that such consent shall be effective at a future time, including a time determined upon the happening of an event, occurring not later than sixty (60) days after such instruction is given or such provision is made, if evidence of the instruction or provision is provided to the Corporation. If the person is not a stockholder of record when the consent is executed, the consent shall not be valid unless the person is a stockholder of record as of the record date for determining stockholders entitled to consent to the action. Unless otherwise provided, any such consent shall be revocable prior to its becoming effective. Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for notice of such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the Corporation as provided above in this Section 15.
Section 16.Proxy Access for Director Nominations.
(a)Information to be Included in the Corporation’s Proxy Materials. Whenever the Board of Directors solicits proxies with respect to the election of Directors at an annual meeting of stockholders, subject to the provisions of this Section 16, the Corporation shall include in its proxy statement for such annual meeting, in addition to any persons nominated for election by or at the direction of the Board of Directors (or any duly authorized committee thereof), the name, together with the Required Information (as defined below), of any person nominated for election to the Board of Directors by an Eligible Stockholder pursuant to and in accordance with this Section 16 (a “Stockholder Nominee”).  For purposes of this Section 16, the “Required Information” that the Corporation will include in its proxy statement is (i) the information provided to the Secretary concerning the Stockholder Nominee and the Eligible

Stockholder that is required to be disclosed in the Corporation’s proxy statement pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder and (ii) if the Eligible Stockholder so elects, a Supporting Statement (as defined in Section 16(h) of this Article II).  For the avoidance of doubt, nothing in this Section 16 shall limit the Corporation’s ability to solicit against any Stockholder Nominee or include in its proxy materials the Corporation’s own statements or other information relating to any Eligible Stockholder or Stockholder Nominee, including any information provided to the Corporation pursuant to this Section 16.  Subject to the provisions of this Section 16, the name of any Stockholder Nominee included in the Corporation’s proxy statement for an annual meeting of stockholders shall also be set forth on the form of proxy distributed by the Corporation in connection with such annual meeting.
(b)Notice Period.  In addition to any other requirements imposed by law, the Certificate of Incorporation or these By-Laws, for a nomination to be made by an Eligible Stockholder pursuant to this Section 16, the Eligible Stockholder must have given timely written notice thereof (a “Notice of Proxy Access Nomination”) in proper form to the Secretary and must expressly request in the Notice of Proxy Access Nomination to have such nominee included in the Corporation’s proxy materials pursuant to this Section 16.  To be timely, a Notice of Proxy Access Nomination must be delivered or mailed to and received by the Secretary not less than one-hundred twenty (120) days nor more than one-hundred fifty (150) days prior to the anniversary of the date that the Corporation first distributed its proxy statement to stockholders for the immediately preceding annual meeting of stockholders.  In no event shall the adjournment or postponement of an annual meeting, or the public announcement of such an adjournment or postponement, commence a new time period (or extend any time period) for the giving of a Notice of Proxy Access Nomination pursuant to this Section 16.
(c)Permitted Number of Stockholder Nominees.  The maximum number of Stockholder Nominees nominated by all Eligible Stockholders that will be included in the Corporation’s proxy materials with respect to an annual meeting of stockholders shall not exceed the greater of (i) two (2) or (ii) twenty percent (20%) of the number of Directors in office as of the last day on which a Notice of Proxy Access Nomination may be delivered pursuant to and in accordance with this Section 16 (the “Final Proxy Access Nomination Date”) or, if such amount is not a whole number, the closest whole number below twenty percent (20%) (such greater number, as it may be adjusted pursuant to this Section 16(c), the “Permitted Number”).  In the event that one or more vacancies for any reason occurs on the Board of Directors after the Final Proxy Access Nomination Date but before the date of the annual meeting and the Board of Directors resolves to reduce the size of the Board of Directors in connection therewith, the Permitted Number shall be calculated based on the number of Directors in office as so reduced.  In addition, the Permitted Number shall be reduced by (i) the number of individuals who will be included in the Corporation’s proxy materials as nominees recommended by the Board of Directors pursuant to an agreement, arrangement or other understanding with a stockholder or group of stockholders (other than any such agreement, arrangement or understanding entered into in connection with an acquisition of stock from the Corporation by such stockholder or group of stockholders) and (ii) the number of Directors in office as of the Final Proxy Access Nomination Date who were included in the Corporation’s proxy materials as Stockholder Nominees for any of the two (2) preceding annual meetings of stockholders (including any persons counted as Stockholder Nominees pursuant to the immediately succeeding sentence) and whom the Board of Directors decides to nominate for re-election to the Board of Directors.  For purposes of determining when the Permitted Number has been reached, any individual nominated by an Eligible Stockholder for inclusion in the Corporation’s proxy materials pursuant to this Section 16 whose nomination is subsequently withdrawn or whom the Board of Directors decides to nominate for election to the Board of Directors shall be counted as one of the Stockholder Nominees.  Any Eligible Stockholder submitting more than one Stockholder Nominee for inclusion in the Corporation’s proxy materials pursuant to this Section 16 shall rank such Stockholder Nominees based on the order in which the Eligible Stockholder desires such Stockholder Nominees to be selected for inclusion in the Corporation’s proxy materials in the event that the total number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 16 exceeds the Permitted Number.  In the event that the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 16 exceeds the Permitted Number, the highest ranking Stockholder Nominee who meets the requirements of this Section 16 from each Eligible Stockholder will be selected for inclusion in the Corporation’s proxy materials until the Permitted Number is reached, going in order of the amount (largest to smallest) of shares of common stock of the Corporation each Eligible Stockholder disclosed as Owned in its Notice of Proxy Access Nomination.  If the Permitted Number is not reached after the highest ranking Stockholder Nominee who meets the requirements of this Section 16 from each Eligible Stockholder has been selected, then the next highest ranking Stockholder Nominee who meets the requirements of this Section 16 from each Eligible Stockholder will be selected for inclusion in the Corporation’s proxy materials, and this process will continue as many times as necessary, following the same order each time, until the Permitted Number is reached.  Notwithstanding anything to the contrary contained in this Section 16, the Corporation shall not be required to include any Stockholder Nominees in its proxy materials pursuant to this Section 16 for any meeting of stockholders for which the Secretary receives a notice (whether or not subsequently withdrawn) that a stockholder intends to nominate one or more persons for election to the Board of Directors pursuant to clause (ii) of Section 11(b) of this Article II.
(d)Eligible Stockholder.  An “Eligible Stockholder” is a stockholder or group of no more than twenty (20) stockholders (counting as one stockholder, for this purpose, any two (2) or more funds that are part of the same Qualifying Fund Group (as defined below)) that (i) Owns and has Owned (as defined in Section 16(e) of this Article II) continuously throughout the three-year period preceding and including the date the Notice of Proxy Access Nomination is delivered or mailed to and received by the Secretary in accordance with this Section 16 (the “Minimum Holding Period”) a number of shares of common stock of the Corporation that represents at least three percent (3%) of the number of outstanding shares of common stock of the Corporation as of the most recent date for which such number is given in any filing by the Corporation with the Commission prior to the date the Notice of Proxy Access Nomination is delivered or mailed to and received by the Secretary in accordance with this Section 16 (the “Required Shares”), (ii) continues to Own the Required Shares through the date of the annual meeting and (iii) meets all other requirements of this Section 16.  A “Qualifying Fund Group” means two (2) or more funds that are (A) under common management and investment control, (B) under common management and funded primarily by the same employer or (C) a “group of investment companies” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended.  Whenever the Eligible Stockholder consists of a group of stockholders (including a group of funds that are part of the same Qualifying Fund Group), (1) each provision in this Section 16 that requires the Eligible Stockholder to provide any written statements, representations, undertakings, agreements or other instruments or to meet any other conditions shall be deemed to require each stockholder (including each individual fund) that is a member of such group to provide such statements, representations, undertakings, agreements or other instruments and to meet such other conditions (except that the members of such group may aggregate the shares that each member has Owned continuously throughout the Minimum Holding Period in order to meet the three percent (3%) Ownership requirement of the “Required Shares” definition) and (2) a breach of any obligation, agreement or representation under this Section 16 by any member of such group shall be deemed a breach by the Eligible Stockholder.  No stockholder may be a member of more than one group of stockholders constituting an Eligible Stockholder with respect to any annual meeting, no shares may be attributed to more than one Eligible Stockholder and no stockholder or beneficial owner, alone or together with any of its affiliates, may individually or as a member of a group qualify as or constitute more than one Eligible Stockholder under this Section 16. For purposes of these By-Laws, the term “affiliate” or “affiliates” shall have the meanings ascribed thereto under the rules and regulations promulgated under the Exchange Act.
(e)Definition of Ownership.  For purposes of this Section 16, a stockholder shall be deemed to “Own” and have “Ownership” of only those outstanding shares of common stock of the Corporation as to which the stockholder possesses both (i) the full voting and investment rights pertaining to the shares and (ii) the full economic interest in (including the opportunity for profit from and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (i) and (ii) shall not include any shares (A) sold by such stockholder or any of its affiliates in any transaction that has not been settled or closed, (B) borrowed by such stockholder or any of its affiliates for any purposes or purchased by such stockholder or any of its affiliates pursuant to an agreement to resell, or (C) subject to any option, warrant, forward contract, swap, contract of sale, or other derivative or similar instrument or agreement entered into by such stockholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares of outstanding common stock of the Corporation, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (1) reducing in any manner, to any extent or at any time in the future, such stockholder’s or its affiliates’ full right to vote or direct the voting of any such shares and/or (2) hedging, offsetting or altering to any degree any gain or loss realized or realizable from maintaining the full economic ownership of such shares by such stockholder or affiliate.  A stockholder shall “Own” shares held in the name of a nominee or other intermediary so long as the stockholder retains the right to instruct how the shares are voted with respect to the election of Directors and possesses the full economic interest in the shares.  A stockholder’s Ownership of shares shall be deemed to continue during any period in which (x) the stockholder has loaned such shares, provided that the stockholder has the power to recall such loaned shares on five (5) business days’ notice and includes in the Notice of Proxy Access Nomination an agreement that it (I) will promptly recall such loaned shares upon being notified that any of its Stockholder Nominees will be included in the Corporation’s proxy materials and

(II) will continue to hold such recalled shares through the date of the annual meeting or (y) the stockholder has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement which is revocable at any time by the stockholder.  The terms “Owned,” “Owning” and other variations of the word “Own” shall have correlative meanings.  Whether outstanding shares of common stock of the Corporation are “Owned” for these purposes shall be decided by the Board of Directors.
(f)Form of Notice.  To be in proper form, the Notice of Proxy Access Nomination must set forth or be accompanied by the following, each of which, together with the information provided pursuant to paragraph (g) of this Section 16, shall be deemed part of such Notice of Proxy Access:
(i)a statement by the Eligible Stockholder (A) setting forth and certifying as to the number of shares it Owns and has Owned continuously throughout the Minimum Holding Period, (B) agreeing to continue to Own the Required Shares through the date of annual meeting and (C) indicating whether it intends to continue to Own the Required Shares for at least one year following the date of the annual meeting;
(ii)one or more written statements from the record holder of the Required Shares (and from each intermediary through which the Required Shares are or have been held during the Minimum Holding Period) verifying that, as of a date within seven (7) calendar days prior to the date the Notice of Proxy Access Nomination is delivered or mailed to and received by the Secretary, the Eligible Stockholder Owns, and has Owned continuously throughout the Minimum Holding Period, the Required Shares, and the Eligible Stockholder’s agreement to provide, within five (5) business days following the later of the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting and the date notice of the record date is first publicly disclosed, one or more written statements from the record holder and such intermediaries verifying the Eligible Stockholder’s continuous Ownership of the Required Shares through the record date;
(iii)a copy of the Schedule 14N that has been or is concurrently being filed with the Commission as required by Rule 14a-18 under the Exchange Act;
(iv)the information, representations, agreements and other documents that would be required to be set forth in or included with a stockholder’s notice of a nomination made pursuant to clause (ii) of Section 11(b) of this Article II, excluding the representations required pursuant to clauses (d)(i)(F) and (G) of Section of 11 of this Article II;
(v)a representation that the Eligible Stockholder (A) did not acquire, and is not holding, any securities of the Corporation for the purpose or with the intent of changing or influencing control of the Corporation, (B) has not nominated and will not nominate for election to the Board of Directors at the annual meeting any person other than the Stockholder Nominee(s) it is nominating pursuant to this Section 16, (C) has not engaged and will not engage in, and has not and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a Director at the annual meeting other than its Stockholder Nominee(s) or a nominee of the Board of Directors, (D) has not distributed and will not distribute to any stockholder of the Corporation any form of proxy for the annual meeting other than the form distributed by the Corporation, (E) has complied and will comply with all laws, rules and regulations applicable to solicitations and the use, if any, of soliciting material in connection with the annual meeting and (F) has provided and will provide facts, statements and other information in all communications with the Corporation and its stockholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;
(vi)an undertaking that the Eligible Stockholder agrees to (A) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Stockholder’s communications with the stockholders of the Corporation or out of the information that the Eligible Stockholder provided to the Corporation, (B) indemnify and hold harmless the Corporation and each of its Directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its Directors, officers or employees arising out of any nomination submitted by the Eligible Stockholder pursuant to this Section 16 or any solicitation or other activity in connection therewith, (C) file with the Commission any soliciting material relating to the meeting at which its Stockholder Nominee(s) will be nominated, regardless of whether any such filing is required under Regulation 14A of the Exchange Act or whether any exemption from filing is available for such soliciting material under Regulation 14A of the Exchange Act (D) comply with all laws, rules, regulations and listing standards applicable to its nomination or any solicitation in connection with the annual meeting and (E) at the request of the Corporation, promptly, but in any event within five (5) business days after such request (or by the day prior to the day of the annual meeting, if earlier), provide to the Corporation such additional information as required under paragraph (g) below;
(vii)in the case of a nomination by an Eligible Stockholder consisting of a group of stockholders, the designation by all group members of one member of the group that is authorized to receive communications, notices and inquiries from the Corporation and to act on behalf of all members of the group with respect to all matters relating to the nomination under this Section 16 (including withdrawal of the nomination); and
(viii)in the case of a nomination by an Eligible Stockholder consisting of a group of stockholders in which two (2) or more funds are intended to be treated as one stockholder for purposes of qualifying as an Eligible Stockholder, documentation reasonably satisfactory to the Corporation that demonstrates that the funds are part of the same Qualifying Fund Group.

(g)Additional Information.  In addition to the information required or requested pursuant to Section 16(f) of this Article II or any other provision of these By-Laws, (i) the Corporation may require any proposed Stockholder Nominee to furnish any other information that may reasonably be requested by the Corporation to determine whether such proposed nominee is qualified under the Certificate of Incorporation, these By-Laws, the rules or regulations of any stock exchange applicable to the Corporation, or any law or regulation applicable to the Corporation to serve as a Director and/or independent Director of the Corporation, and (ii) the Corporation may require the Eligible Stockholder to furnish any other information that may reasonably be requested by the Corporation to verify the Eligible Stockholder’s continuous Ownership of the Required Shares throughout the Minimum Holding Period and through the date of the annual meeting.
(h)Supporting Statement.  For each of its Stockholder Nominees, the Eligible Stockholder may, at its option, provide to the Secretary, at the time the Notice of Proxy Access Nomination is provided, a written statement, not to exceed five hundred (500) words, in support of such Stockholder Nominee’s candidacy (a “Supporting Statement”).  Only one Supporting Statement may be submitted by an Eligible Stockholder (including any group of stockholders together constituting an Eligible Stockholder) in support of each of its Stockholder Nominees.  Notwithstanding anything to the contrary contained in this Section 16, the Corporation may omit from its proxy materials any information or Supporting Statement (or portion thereof) that it, in good faith, believes would violate any applicable law, rule or regulation.
(i)Correction of Defects; Updates and Supplements.  In the event that any information or communications provided by an Eligible Stockholder or a Stockholder Nominee to the Corporation or its stockholders is not, when provided, or thereafter ceases to be true and correct in all material respects or omits to state a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, such Eligible Stockholder or Stockholder Nominee, as the case may be, shall promptly notify the Secretary of any such defect and of the information that is required to correct any such defect.  Without limiting the foregoing, an Eligible Stockholder shall provide immediate notice to the Corporation if the Eligible Stockholder ceases to Own any of the Required Shares prior to the date of the annual meeting.  In addition, any person providing any information to the Corporation pursuant to this Section 16 shall further update and supplement such information, if necessary, so that all such information shall be true and correct as of the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting, and such update and supplement shall be delivered or mailed to and received by the Secretary not later than five (5) business days following the later of the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting and the date notice of the record date is first publicly disclosed.
(j)Stockholder Nominee Eligibility.  Notwithstanding anything to the contrary contained in this Section 16, the Corporation shall not be required to include in its proxy materials, pursuant to this Section 16, any Stockholder Nominee (i) who would not be an independent Director under the Independence Standards, (ii) whose election as a member of the Board of Directors would cause the Corporation to be in violation of these By-Laws, the

Certificate of Incorporation, the rules and listing standards of the securities exchanges upon which the stock of the Corporation is listed or traded, or any applicable law, rule or regulation, (iii) who is or has been, within the past three (3) years, an officer or Director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, (iv) who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past ten (10) years, (v) who is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended, or (vi) who shall have provided any information to the Corporation or its stockholders that was untrue in any material respect or that omitted to state a material fact necessary to make the statements made, in light of the circumstances in which they were made, not misleading.
(k)Invalid Nominations.  Notwithstanding anything to the contrary set forth herein, if (i) a Stockholder Nominee and/or the applicable Eligible Stockholder breaches any of its agreements or representations or fails to comply with any of its obligations under this Section 16 or (ii) a Stockholder Nominee otherwise becomes ineligible for inclusion in the Corporation’s proxy materials pursuant to this Section 16, or dies, becomes disabled or otherwise becomes ineligible or unavailable for election at the annual meeting, in each case as determined by the Board of Directors (or any duly authorized committee thereof) prior to the annual meeting or the chair of such annual meeting during the meeting, (A) the Corporation may omit or, to the extent feasible, remove the information concerning such Stockholder Nominee and the related Supporting Statement from its proxy materials and/or otherwise communicate to its stockholders that such Stockholder Nominee will not be eligible for election at the annual meeting, (B) the Corporation shall not be required to include in its proxy materials any successor or replacement nominee proposed by the applicable Eligible Stockholder or any other Eligible Stockholder and (C) the chair of the annual meeting shall declare such nomination to be invalid and such nomination shall be disregarded, notwithstanding that proxies and votes in respect of such nomination may have been received by the Corporation.
(l)Restrictions on Re-Nominations.  Any Stockholder Nominee who is included in the Corporation’s proxy materials for a particular annual meeting of stockholders but either (i) withdraws from, or becomes ineligible or unavailable for, election at the annual meeting, or (ii) does not receive at least twenty percent (20%) of the votes cast in favor of such Stockholder Nominee’s election, will be ineligible to be a Stockholder Nominee pursuant to this Section 16 for the next two (2) annual meetings of stockholders.  For the avoidance of doubt, the immediately preceding sentence shall not prevent any stockholder from nominating any person to the Board of Directors pursuant to clause (ii) of Section 11(b) of this Article II.
(m)Exclusive Method.  Except for a nomination made in accordance with Rule 14a-19 promulgated under the Exchange Act, this Section 16 provides the exclusive method for a stockholder to include nominees for election to the Board of Directors in the Corporation’s proxy materials.
Section 17.Delivery to the Corporation.     Whenever this Article II requires one or more persons (including a record or beneficial owner of stock) to deliver a document or information (other than a document authorizing another person to act for a stockholder by proxy at a meeting of stockholders pursuant to Section 212 of the DGCL) to the Corporation or any officer, employee or agent thereof (including any notice, request, questionnaire, revocation, representation or other document or agreement), the Corporation shall not be required to accept delivery of such document or information unless the document or information is in writing exclusively (and not in an electronic transmission) and delivered exclusively by hand (including, without limitation, overnight courier service) or by certified or registered mail, return receipt requested. For the avoidance of doubt, the Corporation expressly opts out of Section 116 of the DGCL with respect to the delivery of information and documents (other than a document authorizing another person to act for a stockholder by proxy at a meeting of stockholders pursuant to Section 212 of the DGCL) to the Corporation required by this Article II.
ARTICLE III

DIRECTORS
Section 1.Number and Election of Directors.  The number of Directors which shall constitute the entire Board of Directors shall consist of not less than three nor more than 15 Directors, the exact number of which shall from time to time be fixed by a majority of the entire Board of Directors.  If the number of Directors is increased, as provided above or otherwise pursuant to law, such increase shall be deemed to create vacancies to be filled as provided in Section 7.  A decrease in the number of Directors shall not affect the term of office of any Director then in office.  Directors shall, except as provided in Section 7(b) of Article II, be elected by a majority of the votes cast at an annual meeting of stockholders and each Director so elected shall hold office until the next annual meeting of stockholders and until such Director’s successor has been duly elected and qualified, or until such Director’s earlier death, resignation or removal.
Section 2.Qualification. Directors need not be stockholders.  In addition, to be eligible to be a nominee for election or re-election as a Director, a person must submit a completed and signed written representation and agreement (executed by the nominee in the form provided by the Secretary upon written request) that the nominee (A) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a Director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation in such representation and agreement or (2) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a Director of the Corporation, with such person’s fiduciary duties under applicable law, (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with such person’s nomination, candidacy, service or action as a Director that has not been disclosed to the Corporation in such representation and agreement, (C) would be in compliance, if elected as a Director of the Corporation, and will comply with, applicable law and all applicable publicly disclosed corporate governance, conflict of interest, corporate opportunities, confidentiality and stock ownership and trading policies and guidelines of the Corporation and (D) will make such other acknowledgments, enter into such agreements and provide such information as the Board of Directors requires of all Directors, including promptly submitting all completed and signed questionnaires required of the Corporation’s Directors.
Section 3.Resignations and Removals of Directors. Any Director of the Corporation may resign from the Board of Directors or any committee thereof at any time, by giving notice in writing or by electronic transmission to the Chair of the Board of Directors, the Chief Executive Officer or President (if separate) or the Secretary of the Corporation and, in the case of a committee, to the chair of such committee, if there be one. Such resignation shall take effect when delivered or, if such resignation specifies a later effective time or an effective time, determined upon the happening of an event or events, in which case, such resignation takes effect upon such effective time. Unless otherwise specified in such resignation, the acceptance of such resignation shall not be necessary to make it effective. A resignation which is conditioned upon the Director failing to receive a specified vote for reelection as a Director may provide that it is irrevocable. Except as otherwise required by applicable law and subject to the rights, if any, of the holders of shares of preferred stock then outstanding, any Director may be removed from office at any time, with or without cause, by the affirmative vote of the holders of at least a majority in voting power of the issued and outstanding capital stock of the Corporation entitled to vote in the election of Directors. Any Director serving on a committee of the Board of Directors may be removed from such committee at any time by the Board of Directors.
Section 4.Meetings.  The Board of Directors may hold meetings and keep the books of the Corporation outside of Delaware at such places as the Board of Directors may from time to time determine.  Regular meetings of the Board may be held without notice at such time and place as shall from time to time be determined by the Board.  Special meetings of the Board may be called by the Chair of the Board, the Chief Executive Officer or President (if separate) or the Secretary on no less than twenty-four (24) hours’ notice to each Director, either personally, by mail (regular or express), facsimile transmission, e-mail or other means of electronic transmission or by any combination thereof.  Special meetings shall be called by the Chief Executive Officer, President (if separate) or Secretary in like manner and on like notice on the written request of a majority of the Board of Directors.  Notice of the calling of any special meeting may be disseminated in any manner set forth above by the person calling the meeting or by the Secretary or any Assistant Secretary provided such notice indicates the person who has duly called the special meeting.  Notice shall state the time and place of the special meeting to be so held.  Except as otherwise specifically provided in these By-laws, no notice of the objects or purposes of any special meeting of the Board of Directors need be given and, unless otherwise indicated in the notice thereof, any and all business may be transacted at any such special meeting. Members of the Board of Directors, or of any committee thereof, may participate in a meeting of such Board of Directors or committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.
Section 5.Quorum.  Except as otherwise provided by law, the Certificate of Incorporation, or by these By-laws, at all meetings of the Board of Directors, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business, and the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors.  Except as otherwise provided by the charter of any committee of the Board of Directors, one-third of the members of the committee shall constitute a quorum for the transaction of committee business.
Section 6.Actions of the Board by Written Consent. Unless otherwise provided in the Certificate of Incorporation or these By-laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all the members of the Board of Directors or such committee, as the case may be, consent thereto in writing or by electronic transmission. Any person, whether or not then a Director, may provide, through instruction to an agent or otherwise, that a consent to action will be effective at a future time (including a time determined upon the happening of an event) no later than sixty (60) days after such instruction is given or such provision is made and such consent shall be deemed to have been given at such effective time so long as such person is then a Director and did not revoke the consent prior to such time. Any such consent shall be revocable prior to its becoming effective. After an action is taken, the consent or consents relating thereto shall be filed with the minutes of the proceedings of the Board of Directors, or the committee thereof, in the same paper or electronic form as the minutes are maintained.
Section 7.Vacancies.  If the office of any Director becomes vacant by reason of death, resignation, retirement, disqualification, removal from office, an increase in the number of Directors or otherwise, a majority of the remaining Directors, though less than a quorum, shall choose a successor, who shall hold office for the unexpired term in respect to which such vacancy occurred and until his or her successor shall have been elected and qualified.
Section 8.Duties and Powers.  The property and business of the Corporation shall be managed by its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things except as may be otherwise provided in the DGCL, the Certificate of Incorporation, these By-laws or required by the rules and regulations of any securities exchange or quotation system on which the securities of the Corporation are listed or quoted for trading.
Section 9.Committees.  The Board of Directors may, by resolution or resolutions passed by a majority of the whole Board, designate one or more committees, each committee to consist of two or more of the Directors of the Corporation, which, to the extent provided in such resolution or resolutions, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may have power to authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, that no such committee shall have the power or authority to (i) approve, adopt, or recommend to the stockholders any action or matter (other than the election or removal of Directors) expressly required by the DGCL to be submitted to stockholders for approval, or (ii) adopt, amend, or repeal any of these By-laws.  Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.  The committees shall keep regular minutes of their proceedings and report to the Board when required. Notwithstanding anything to the contrary contained in this Article III, the resolution of the Board of Directors establishing any committee of the Board of Directors and/or the charter of any such committee may establish requirements or procedures relating to the governance and/or operation of such committee that are different from, or in addition to, those set forth in these By-laws and, to the extent that there is any inconsistency between these By-laws and any such resolution or charter, the terms of such resolution or charter shall be controlling.
Section 10.Chair of the Board. Unless otherwise stated in these By-laws, the Chair of the Board shall preside at all meetings of the stockholders and the Board of Directors. Except where, by law, the signature of the Chief Executive Officer or President (if separate) is required, the Chair shall possess the same power as the Chief Executive Officer or President (if separate) to sign all certificates, contracts, and other instruments of the Corporation which may be authorized by the Board of Directors. He or she shall have such other powers and perform such other duties as the Board of Directors may from time to time prescribe.
Section 11.Organization.  At each meeting of the Board of Directors or any committee thereof, the Chair of the Board of Directors or the chair of such committee, as the case may be, or, in his or her absence or if there be none, a Director chosen by a majority of the Directors present, shall act as chair of such meeting. Except as provided below, the Secretary of the Corporation shall act as secretary at each meeting of the Board of Directors and of each committee thereof. In case the Secretary shall be absent from any meeting of the Board of Directors or of any committee thereof, an Assistant Secretary shall perform the duties of secretary at such meeting; and in the absence from any such meeting of the Secretary and all the Assistant Secretaries, the chair of the meeting may appoint any person to act as secretary of the meeting. Notwithstanding the foregoing, the members of each committee of the Board of Directors may appoint any person to act as secretary of any meeting of such committee and the Secretary or any Assistant Secretary of the Corporation may, but need not if such committee so elects, serve in such capacity.
Section 12.Compensation.  Directors, as such, may be paid a fixed sum and expenses of attendance, if any, for attendance at each regular or special meeting of the Board and at each committee meeting; a stated salary for service as a Director or a combination thereof.  Director compensation may be paid in cash or securities.  No such payment shall be construed to preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.
Section 13.Emergency By-Laws.  This Section 13 shall be operative during any emergency condition as contemplated by Section 110 of the DGCL (an “Emergency”), notwithstanding any different or conflicting provisions in these By-Laws, the Certificate of Incorporation or the DGCL. In the event of any Emergency, or other similar emergency condition, the Director or Directors in attendance at a meeting of the Board of Directors or a standing committee thereof shall constitute a quorum. Such Director or Directors in attendance may further take action to appoint one or more of themselves or other Directors to membership on any standing or temporary committees of the Board of Directors as they shall deem necessary and appropriate. Except as the Board of Directors may otherwise determine, during any

Emergency, the Corporation and its Directors and officers, may exercise any authority and take any action or measure contemplated by Section 110 of the DGCL.
ARTICLE IV

OFFICERS
Section 1.General.  The officers of the Corporation shall be chosen by the Board of Directors, who at any time, may elect a Chair of the Board, a Chief Executive Officer, a Chief Operating Officer, a President, one or more Vice-Presidents, a Secretary, and a Treasurer.  The Board of Directors may also designate any one or more Vice-Presidents, as Executive Vice-Presidents, Senior Vice-Presidents, Financial Vice-President or otherwise and may elect or appoint such additional officers, including Assistant Secretaries and Assistant Treasurers, and agents as the Board of Directors may deem advisable.  Any two or more offices may be held by the same person, except the offices of Chair of the Board and Secretary and the offices of Chief Executive Officer or President (if separate) and Secretary; provided, however, that no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required by law, the Certificate of Incorporation or these By-Laws to be executed, acknowledged or verified by two or more officers.  None of the officers of the Corporation, except the Chair of the Board, need be a member of the Board of Directors.
Section 2.Election.  The Board of Directors, at the meeting held before each annual meeting of stockholders, or as soon as conveniently possible, shall elect the officers of the Corporation who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.  The officers of the Corporation shall hold office until their successors are elected and qualified, or until such officer’s earlier death, resignation or removal.  Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the whole Board of Directors.
Section 3.Vacancies.  If the office of any officer becomes vacant for any reason, the vacancy shall be filled by the Board of Directors. The Board of Directors may determine to leave any office vacant.
Section 4.Salaries.  The salaries of all officers of the Corporation shall be fixed by the Board of Directors or a committee thereof, or by a duly authorized officer, and may be altered by the Board of Directors from time to time as it deems appropriate, subject to the rights, if any, of such officers under any contract of employment.
Section 5.Chief Executive Officer.  The Chief Executive Officer shall have general active management of the business of the Corporation, and in the absence of or upon the invitation of the Chair of the Board, shall preside at all meetings of the stockholders and, provided he or she is also a Director, the Board of Directors; and shall see that all orders and resolutions of the Board of Directors are carried into effect.  He or she shall have such other powers and perform such other duties as the Board of Directors may from time to time prescribe. In the absence of any determination by the Board of Directors that the offices of the Chief

Executive Officer and the President shall be held by separate individuals, the Chief Executive Officer of the Corporation shall also serve as the President of the Corporation.
Section 6.Chief Operating Officer.  In the event that the Board of Directors shall have chosen a Chief Executive Officer, they may choose a Chief Operating Officer.  The Chief Operating Officer shall have general supervision over the ordinary details relating to the Corporation’s business; he or she shall always proceed, however, pursuant to the instructions of the Chief Executive Officer.  It shall be the duty of the Chief Operating Officer to report to the Chief Executive Officer daily the exact nature, extent, terms and conditions of all business, contracts and commitments; to render promptly such statements and reports touching upon the business of the Corporation in his or her charge as may be called for from time to time by the Chief Executive Officer or by the Board of Directors; and to perform such other duties as the Board of Directors may from time to time prescribe.
Section 7.President.  If separate from the office of the Chief Executive Officer, the President (i) in the absence or upon the invitation of the Chair of the Board and the Chief Executive Officer, shall preside at all meetings of the stockholders and, provided he or she is also a Director, the Board of Directors, (ii) shall have, subject to the authority of the Chair of the Board and/or the Chief Executive Officer, general supervision of the affairs of the Corporation, (iii) shall sign or countersign all certificates, contracts, or other instruments of the Corporation as authorized by the Board of Directors or as required by law, (iv) shall make reports to the Chief Executive Officer and, in his or her absence, the Board of Directors and stockholders, and (iv) shall perform any and all other duties that are incident to the office of the President or as the Board of Directors may from time to time prescribe.
Section 8.Vice-Presidents.  The Vice-Presidents, in the order designated by the Board of Directors, shall, in the absence or disability of the Chief Executive Officer or President (if separate), or at such officer’s request, perform the duties and exercise the powers of the President described in Section 8 of this Article IV, and shall perform such other duties as the Board of Directors may from time to time prescribe.
Section 9.Secretary and Treasurer.  The Secretary and the Treasurer shall perform those duties that are incident to their offices, or as the Board of Directors may from time to time prescribe, or are assigned to them by the Certificate of Incorporation or these By-laws.
Section 10.Assistant Secretaries and Assistant Treasurers.  The Assistant Secretaries, in the order of their seniority, shall, in the absence of the Secretary perform the duties and exercise the powers of the Secretary, and shall perform any other duties as may be assigned by the Board of Directors, Chair of the Board, Chief Executive Officer, President (if separate), or the Secretary.  The Assistant Treasurers, in the order of their seniority, shall, in the absence of the Treasurer perform the duties and exercise the powers of the Treasurer, and shall perform any other duties as may be assigned by the Board of Directors, Chair of the Board, Chief Executive Officer, President (if separate), or the Treasurer.
Section 11.Other Officers.  Other officers appointed by the Board of Directors shall exercise any powers and perform any duties as may be delegated to them by the resolutions appointing them, or by subsequent resolutions adopted by the Board of Directors from time to time.  The Board of Directors may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers. In addition, the Corporation shall have the authority to designate employees of the Corporation to have the title of Vice-President, Assistant Vice-President, Assistant Treasurer or Assistant Secretary, and any employee so designated shall have the powers and duties determined by the officer making such designation; provided, however, that the persons upon whom such titles are conferred shall not be deemed officers of the Corporation unless elected by the Board of Directors.
Section 12.Absence or Disability.  In case of the absence or disability of any officer of the Corporation and of any person authorized to act in his or her place during such period of absence or disability, the Board of Directors may from time to time delegate the powers and duties of that officer to any other officer, or any Director, or any other person whom it may select.
Section 13.Voting Corporation’s Securities.  Unless otherwise ordered by the Board of Directors, the Chair of the Board, the Chief Executive Officer, or the President (if separate), in that order, or in the event of their inability to act, the Vice-President designated by the Board of Directors to act in the absence of the Chair of the Board, the Chief Executive Officer or the President (if separate), shall have full power and authority on behalf of the Corporation to attend and to act and to vote, in person or by proxy, at any meetings of security holders of corporations in which the Corporation may hold securities, and at such meetings shall possess and may exercise any and all rights and powers incident to the ownership of such securities, and which as the owner thereof the Corporation might have possessed and exercised, if present or represented by proxy.  The Board of Directors by resolution from time to time may confer like powers upon any other person or persons.
Section 14.Delegation.  The Board of Directors or an authorized officer may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding the foregoing provisions of this Article IV.
ARTICLE V
STOCK
Section 1.Certificates of Stock; Signatures.  The shares of the Corporation’s stock may be certificated or uncertificated, as provided under the DGCL, and shall be entered on the books of the Corporation and registered as they are issued.  Any certificates representing shares of stock shall be in such form as the Board of Directors shall prescribe, certifying the number and class of shares of stock of the Corporation owned by the stockholder.  Every holder of stock in the Corporation shall be entitled to have a certificate signed by, or in the name of the Corporation (i) by the Chair or Vice Chair of the Board of Directors, or the Chief Executive Officer or President (if separate) or a Vice-President and (ii) by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by such stockholder in the Corporation.  Any or all of the signatures on a certificate may be a facsimiles or otherwise electronic signatures. In case any officer, transfer agent or registrar who has signed or whose facsimile or otherwise electronic signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.
Section 2.Lost, Stolen or Destroyed Certificates.  The Board of Directors may direct a new certificate or certificates or uncertificated shares to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed.  When authorizing such issue of a new certificate or certificates or uncertificated shares, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his or her legal representative, to advertise the same in such manner as it shall require and/or give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.  The Board of Directors need not act specifically upon the replacement of each lost or destroyed certificate, but may delegate to the officers of the Corporation the power to authorize, in writing, without further authority of the Board of Directors, the transfer agent of the Corporation to issue a new certificate or certificates of stock or uncertificated shares in replacement of certificates alleged to have been lost, stolen, or destroyed; provided, however, that no replacement certificates or uncertificated shares shall be issued unless there shall first have been furnished to the Corporation or its transfer agent satisfactory proof of such loss, theft, or destruction, and adequate protection to the Corporation and its transfer agent under an appropriate bond of indemnity under which they shall be named as obligee, and which bond shall be in an amount and form satisfactory to the officer of the Corporation issuing the written authorization.
Section 3.Stock Transfers.  Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate or evidence of the issuance of uncertificated shares to the person entitled thereto, cancel the old certificate and record the transaction upon its books; provided, however, that the Corporation shall be entitled to recognize and enforce any lawful restriction on transfer.  Upon the receipt of proper transfer instructions from the registered owner of uncertificated shares, such uncertificated shares shall be cancelled, issuance of new equivalent uncertificated shares or certificated shares shall be made to the stockholder entitled thereto and the transaction shall be recorded on the books of the Corporation.
Section 4.Dividends.  Subject to the provisions of the Certificate of Incorporation, if any, and the requirements of the DGCL, dividends upon the capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting of the Board (or any action by written consent in lieu thereof in accordance with the DGCL).  Dividends may be paid in cash, in property, or in shares of the capital stock.  Before payment of any dividend there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board of Directors shall think conducive to the interest of the Corporation, and the Board of Directors may abolish any such reserve in the manner in which it was created.
Section 5.Dividend Record Date.  In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action.  If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.
Section 6.Record Owners.  The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.
Section 7.Transfer and Registry Agents. The Corporation may from time to time maintain one or more transfer offices or agencies and registry offices or agencies at such place or places as may be determined from time to time by the Board of Directors.
ARTICLE VI

MISCELLANEOUS PROVISIONS
Section 1.Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware”.  Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.
Section 2.Checks, Drafts, Notes.  All checks or demands for money and notes of the Corporation shall be signed and/or countersigned by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.
Section 3.Corporate Contracts and Instruments; How Executed.  Except as otherwise provided in these By-Laws, the Board of Directors may determine the method, and designate (or authorize officers of the Corporation to designate) the person or persons who shall have authority to enter into any contract or execute any instrument in the name of and on behalf of the Corporation. Such authority may be general or confined to specific instances. Unless so authorized, or within the power incident to a person’s office or other position with the Corporation, no person shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

Section 4.Fiscal Year.  The fiscal year of the Corporation shall begin the first day of October in each year and end on the last day of September of the next year, or shall extend for such other 12 consecutive months as the Board of Directors may designate.
Section 5.Notice and Waiver of Notice.
(a)Whenever written notice is required by law, the Certificate of Incorporation or these By-laws, to be given to any Director or stockholder, it shall not be construed to mean personal notice, and any notice so required shall be deemed to be sufficient if given in writing by any of the following means: (i) given by depositing in the mail with postage thereon prepaid, addressed to such Director or stockholder at such person’s address as it appears on the records of the Corporation, and such notice shall be deemed to have been given on the day of such mailing; (ii) given by facsimile telecommunication, when directed to a number at which the recipient has consented to receive notice; (iii) given by electronic mail, when directed to an electronic mail address at which the recipient has consented to receive notice; or (iv) given by a posting on an electronic network, together with separate notice to the stockholder of such specific posting, and such notice shall be deemed to have been given upon the later of (A) such posting and (B) the giving of such separate notice.  Without limiting the manner by which notice otherwise may be given effectively to stockholders, but subject to Section 232(e) of the DGCL, any notice to stockholders given by the Corporation under applicable law, the Certificate of Incorporation or these By-laws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Notice to Directors may be given personally.
(b)Any notice required to be given under these By-laws may be waived in writing, signed by the person entitled to said notice, or a waiver by electronic transmission by the person entitled to said notice, whether before or after the time stated therein.  Consent in writing to any action by all of the stockholders pursuant to Article II, Section 15 shall be deemed a waiver by such stockholder of all notice in respect to such action. Attendance of a person at a meeting, present in person or represented by proxy, shall constitute a waiver of notice of such meeting, except where the person attends the meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any annual or special meeting of stockholders or any regular or special meeting of the Board or members of a Board committee need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by law, the Certificate of Incorporation or these By-laws.
Section 6.Forum for Adjudication of Certain Disputes. Unless the Corporation consents in writing to the selection of an alternative forum (an “Alternative Forum Consent”): (a) the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any Director, officer, stockholder, employee or agent of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation or any Director, officer, stockholder, employee or agent of the Corporation arising out of or relating to any provision of the General Corporation Law of the State of Delaware, the Certificate of Incorporation or these By-Laws, or (iv) any action asserting a claim against the Corporation or any Director, officer, stockholder, employee or agent of the Corporation governed by the internal affairs doctrine of the State of Delaware; provided, however, that, in the event that the Court of Chancery of the State of Delaware lacks subject matter jurisdiction over any such action or proceeding, the sole and exclusive forum for such action or proceeding shall be another state or federal court located within the State of Delaware, in each such case, unless the Court of Chancery (or such other state or federal court located within the State of Delaware, as applicable) has dismissed a prior action by the same plaintiff asserting the same claims because such court lacked personal jurisdiction over an indispensable party named as a defendant therein; and (b) the sole and exclusive forum for any complaint asserting a cause of action arising under the Securities Act of 1933, to the fullest extent permitted by law, shall be the federal district courts of the United States of America. Failure to enforce the foregoing provisions would cause the Corporation irreparable harm and the Corporation shall be entitled to equitable relief, including injunctive relief and specific performance, to enforce the foregoing provisions. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 5 of Article VI. The existence of any prior Alternative Forum Consent shall not act as a waiver of the Corporation’s ongoing consent right as set forth above in this Section 5 of Article VI with respect to any current or future actions or claims. If any provision of this Section 7 shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provision in any other circumstance and of the remaining provisions of this Section 7 (including, without limitation, each portion of any sentence of this Section 7 containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities or circumstances shall not in any way be affected or impaired thereby.
Section 7.Reliance upon Books, Reports and Records. Each Director and each member of any committee designated by the Board of Directors shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board of Directors so designated, or by any other person as to matters which such Director or committee member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.
Section 8.    Electronic Signatures, etc. Except as otherwise required by the Certificate of Incorporation or these By-Laws any document, including, without limitation, any consent, agreement, certificate or instrument, required by the DGCL, the Certificate of Incorporation or these By-Laws to be executed by any officer, Director, stockholder, employee or agent of the Corporation may be executed using a facsimile or other form of electronic signature to the fullest extent permitted by applicable law. All other contracts, agreements, certificates or instruments to be executed on behalf of the Corporation may be executed using a facsimile or other form of electronic signature to the fullest extent permitted by applicable law. The terms “electronic mail,” “electronic mail address,” “electronic signature” and “electronic transmission” as used herein shall have the meanings ascribed thereto in the DGCL.
ARTICLE VII

AMENDMENTS
Section 1.Amendments of By-Laws.    In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to adopt, amend or repeal these By-Laws. Except as otherwise provided in the Certificate of Incorporation or these By-Laws, and in addition to any other vote required by law, the affirmative vote of the holders of at least a majority of the voting power of the stock outstanding and entitled to vote thereon, voting together as a single class, shall be required for the stockholders to adopt, amend or repeal, or adopt any provision inconsistent with, any provision of these By-Laws at any regular meeting of the stockholders or at any special meeting of the stockholders at which a quorum is present or represented, provided notice of the proposed alteration, amendment or repeal is contained in the notice of such special meeting.
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